Exhibit 99.1

INVESTOR CONTACT

Rasmus van der Colff

Guidance Software, Inc.

626-768-4607

investorrelations@guidancesoftware.com

Guidance Software Announces Preliminary 2013 Results and Updates 2014 Outlook

PASADENA, Calif. – January 9, 2014 – Guidance Software, Inc. (NASDAQ: GUID), the World Leader in Digital Investigations™, today announced that it has revised its financial outlook for the fourth quarter and year ended December 31, 2013.

The Company now projects 2013 non-GAAP revenue in the range of approximately $110.0 million to $110.5 million, compared with the previous guidance issued on November 5, 2013 of $112.0 million to $115.0 million. The change in projected revenue is primarily a result of delays in closing of numerous deals greater than $100,000 at the end of the quarter. Non-GAAP revenue for the quarter ended December 31, 2013 is expected to be in the range of $27.2 million to $27.7 million.

As a result of the revised revenue projections, 2013 non-GAAP pre-tax earnings, which exclude share-based compensation , amortization of intangibles and adjustments to the fair value of contingent consideration and goodwill, are now expected to be in the range of a $0.52 per share loss to to a $0.50 per share loss, compared with the previous guidance of a $0.50 per share loss to a $0.42 per share loss. Pre-tax non-GAAP earnings for the quarter ended December 31, 2013 are now expected to be in the range of a $0.11 per share loss to a $0.09 per share loss, compared with the previous guidance of a $0.11 per share loss to $0.03 per share loss,

In the fourth quarter of 2013, the Company added 84 new EnCase® Enterprise customers. The Company also added 32 customers of EnCase® eDiscovery or EnCase® Cybersecurity and the first 5 customers of EnCase® Analytics, all which are built on the EnCase® Enterprise platform.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “2013 proved to be a very difficult year for us. We have identified and are fixing the causes of our poor performance, which I will detail in today’s webcast. We have taken immediate action to adjust our cost structure and are committed to being profitable in 2014.”

2014 Financial Outlook:

Barry Plaga, Chief Financial Officer, commented, “Now that we have adjusted our cost structure, our focus will be on profitability, deal velocity and cash generation. In terms of guidance for 2014, we expect revenue for the full year to be in the range of $116 to $119 million. On the expense side, we have aggressively reduced our total non-GAAP cost structure to approximately $115 million for 2014, down 7 percent from our 2013 cost structure of $124 million. Accordingly, we expect to be profitable on a non-GAAP basis for the full year 2014. We will provide more detailed guidance, including quarterly expectations for growth rates, on our regularly scheduled conference call on February 11, 2014.”

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss the information in today’s press release. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and accompanying slides will also be broadcast live over the Internet at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (855) 859-2056, conference ID 31110167, available from 8:00 pm eastern time, January 9, 2014, through midnight eastern time, January 16, 2014.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® Enterprise platform is used by numerous government agencies, more than 65 percent of the Fortune 100, and more than 40 percent of the Fortune 500, to conduct digital investigations of servers, laptops, desktops and mobile devices. Built on the EnCase® Enterprise platform are market-leading electronic discovery and cyber security solutions, EnCase® eDiscovery, EnCase® Cybersecurity, and EnCase® Analytics. They empower organizations to respond to litigation discovery requests, perform sensitive data discovery for compliance purposes, conduct speedy and thorough security incident response, and reveal previously hidden advanced persistent threats or malicious insider activity. For more information about Guidance Software, visit www.encase.com.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Notes:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present from time to time total non-GAAP revenue, gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Total non-GAAP revenue consists of GAAP revenue as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment and stock-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, share-based compensation expense and adjustments to fair value of contingent consideration and any potential adjustments to goodwill. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, acquisition-related expenses and share-based compensation expense.

Non-GAAP net income (loss) also excludes the tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company's business units.

Acquisition-related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Guidance Software adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Guidance Software operations and facilitates comparisons of pre-merger results of legacy Guidance Software and CaseCentral to that of the Company's post-merger results.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Adjustment to Fair Value of Contingent Consideration. Adjustment to fair value of contingent consideration reflects any adjustment to the fair value of the contingent consideration from the final purchase price allocation established as of February 21, 2012, which was the date the Company acquired CaseCentral. Guidance Software excludes adjustments to the fair value of contingent consideration from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such adjustments in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such adjustments can vary significantly between periods as a result of an increase or decrease in the probability of the achievement of various earn-out scenarious used to determine the fair value of the contingent consideration.

Stock-based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that any of the financial projections or expectations expressed herein will be realized, that demand for the Company's products will continue at current or greater levels, or that the Company will grow revenues, or be profitable. There are also risks that the Company's pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance the Company's financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Comapny's relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

GUID-F

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